UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Chesapeake Energy Corporation (the “Company”) has entered into privately negotiated purchase and exchange agreements under which it has and will exchange in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for certain of its outstanding senior notes (the “Exchange Transactions”). From May 5, 2016 through May 11, 2016, the Company has issued or agreed to issue an aggregate of 28,104,913 shares of Common Stock, representing approximately 4.1% of the Company’s outstanding Common Stock, in exchange for: (i) $90.0 million aggregate principal amount of its 2.5% Contingent Convertible Senior Notes due 2037 (with May 2017 put rights); (ii) $38.0 million aggregate principal amount of its 6.5% Senior Notes due 2017; (iii) $10.0 million aggregate principal amount of its 2.25% Contingent Convertible Senior Notes due 2038 (with 2018 put rights); and (iv) $15.0 million aggregate principal amount of its Floating Rate Senior Notes due 2019.

Pursuant to Section 3(a)(9) of the Securities Act, the Common Stock issued in the Exchange Transactions was issued to existing securityholders of the Company and no commission or other remuneration was paid or given for soliciting the Exchanges.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:     May 12, 2016